Exhibit 10.34
AMENDMENT NO. 7
TO
$40,000,000 EURO/GBP CREDIT AGREEMENT
     This Amendment No. 7 dated as of September 28, 2005 (this “Amendment”), is entered into by and among Euronet Worldwide, Inc., as Borrower Agent (the “Borrower Agent”), e-pay Holdings Limited and Delta Euronet GmbH (each a “Borrower”, and collectively, the "Borrowers”) and Bank of America, N.A. (“Bank of America”), as agent and a Lender (the “Lender”).
Recitals
     A. The Borrower Agent, the Borrowers and the Lender, as agent and a lender have entered into that certain $40,000,000 EURO/GBP Credit Agreement dated as of October 25, 2004, as amended or otherwise modified by that certain Amendment No. 1 and Limited Waiver, dated as of December 14, 2004, that certain Limited Waiver dated as of December 23, 2004, that certain Limited Waiver dated as of February 10, 2005, that certain Amendment No. 2, dated as of March 14, 2005, that certain Limited Waiver dated as of May 11, 2005, that certain Limited Waiver dated as of May 17, 2005, that certain Amendment No. 3 dated as of May 25, 2005, that certain Amendment No. 4 dated as of June 8, 2005, that certain Limited Waiver dated as of June 9, 2005, that certain Amendment No. 5 dated as of June 16, 2005 and that certain Amendment No. 6 dated as of July 15, 2005 (as so amended and modified, the “Credit Agreement”).
     B. The Borrower Agent and the Borrowers have requested that the Lender grant certain amendments to the Credit Agreement as more fully described herein.
     C. Subject to the representations and warranties of the Borrower Agent and the Borrowers and upon the terms and conditions set forth in this Amendment, the Lender is willing to grant such amendments as more fully set forth herein.
Agreement
     Now, Therefore, in consideration of the foregoing Recitals, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, and to induce the Lender to enter into this Amendment, the Borrower Agent, the Borrowers and the Lender hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Credit Agreement.
SECTION 2.Amendment.
     2.1 Section 8.4(d) of the Credit Agreement is hereby amended by replacing the term “Subordinated Securities Documents” in such Section with the term “Convertible Debenture Documents”.

     2.2 Section 8.5 of the Credit Agreement is hereby amended by replacing the term “Subordinated Securities Documents” in such Section with the term “Convertible Debenture Document”.
     2.3 Section 9.1(a)(i) of the Credit Agreement is hereby amended by amending and restating the definition of “Senior Funded Debt” in such Section in its entirety to read as follows:
“Senior Funded Debt” means, without duplication, all long term and current Indebtedness of the Euronet Entities as described in subsections (i), (iii), (iv), (v) and (vi) of the definition of “Indebtedness” set forth in Exhibit 1 hereto (including Indebtedness to shareholders), less any proceeds of any Indebtedness incurred by the Holding Company Borrower in connection with the issuance and sale of the Convertible Senior Debentures held by the Holding Company Borrower in the Proceeds Account, and excluding (A) Indebtedness incurred pursuant to Convertible Debentures permitted by Section 10.1(n) of the US Credit Agreement, (B) any Indebtedness as described in subsection (iv) of the definition of “Indebtedness” to the extent such Indebtedness is already included in subsections (i) or (iii) of the definition of “Indebtedness”, (C) any Indebtedness as described in subsection (v) of the definition of “Indebtedness” to the extent such Indebtedness is already included in subsections (i), (iii) or (iv) of the definition of “Indebtedness” and (D) any Indebtedness as described in subsections (iv) and (v) of the definition of “Indebtedness” to the extent such Indebtedness secures or guarantees Indebtedness described in subsection (ii) of the definition of “Indebtedness” or is Indebtedness described in Section 10.1(i), Section 10.2(o) and Section 10.2(p).
     2.4 Section 9.1(a)(ii) of the Credit Agreement is hereby amended by amending and restating the definition of “Total Funded Debt” in such Section in its entirety to read as follows:
“Total Funded Debt” means, without duplication, all Senior Funded Debt plus any Indebtedness incurred pursuant to Convertible Debentures permitted by Section 10.1(n) of the US Credit Agreement less any proceeds of any Indebtedness incurred by the Holding Company Borrower in connection with the issuance and sale of the Convertible Debentures permitted by Section 10.1(n) of the US Credit Agreement held by the Holding Company Borrower in the Proceeds Account.”
     2.5 Section 9.2 of the Credit Agreement is hereby amended by replacing the phrase “33 1/3% of the German Revolving Credit Commitments” with the phrase “20% of the German Revolving Credit Commitments”.
     2.6 Sections 10.1 of the Credit Agreement is hereby amended by replacing the term “Subordinated Securities Document” in the proviso at the end of such Section with the term “Convertible Debenture Document”.
     2.7 Sections 10.2 of the Credit Agreement is hereby amended by replacing the term “Subordinated Securities Documents” in the second proviso in the last paragraph of such Section with the term “Convertible Debenture Document”.

     2.8 Sections 10.9 of the Credit Agreement is hereby amended by replacing the term “Subordinated Securities Document” in the last paragraph of such Section with the term “Convertible Debenture Document”.
     2.9 Sections 11.1(j) of the Credit Agreement is hereby amended by replacing the term “Subordinated Securities Document” in such Section with the term “Convertible Debenture Document”.
     2.10 Section 11.2 of the Credit Agreement is hereby amended by replacing the phrase “paragraph (e) or (f) of Section 11.1 above” in each place it appears in such Section with the phrase "paragraphs (e), (f) or (k) of Section 11.1 above and, in the case of an event described in paragraph (k) of Section 11.1, the effect of such event is to accelerate the maturity of any Indebtedness pursuant to the US Credit Agreement”
     2.11 Exhibit 1 to the Credit Agreement is hereby amended by deleting the defined terms “Subordinated Indenture”, “Subordinated Securities” and “Subordinated Securities Documents”.
     2.12 Exhibit 1 to the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order:
     "Convertible Debenture Indenture” shall mean the Indenture between the Borrower Agent, and US Bank National Association, as trustee with respect to the Convertible Debentures, as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement.
     "Convertible Debentures” shall mean the convertible debentures issued by the Borrower Agent, at any time or from time to time, in the maximum aggregate principal amount not to exceed $175,000,000, that are expressly subordinated to the Obligations pursuant to this Agreement and the “Obligations” pursuant to the US Credit Agreement, and that are issued pursuant to documentation in form and substance satisfactory to the Agent in its sole discretion, in each case as the same may be amended, restated, supplemented or otherwise modified in accordance with the terms of this Agreement. “Convertible Debentures” do not include the “Convertible Senior Debentures”.
     "Convertible Debenture Documents” shall mean the Convertible Debenture Indenture and the Convertible Debentures.
SECTION 3. Limitations on Amendments.
     3.1 The amendments set forth in Section 2 above are effective for the purposes set forth herein and will be limited precisely as written and will not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (b) otherwise prejudice any right or remedy which the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (c) be a consent to any future amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document.

     3.2 This Amendment is to be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein waived or amended, are hereby ratified and confirmed and will remain in full force and effect.
SECTION 4. Representations and Warranties. In order to induce the Lender to enter into this Amendment, the Borrower Agent and each of the Borrowers represent and warrant to the Lender as follows:
     4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents (other than those which expressly speak as of a different date) are true, accurate and complete in all material respects as of the date hereof and (b) no Default or Event of Default has occurred and is continuing;
     4.2 The Borrower Agent and each Borrower has the power and authority and legal right to execute and deliver this Amendment and to perform its obligations hereunder. Such execution and delivery have been duly authorized by proper proceedings, and this Amendment constitutes the legal, valid and binding obligations of the Borrower Agent and each Borrower, enforceable against each of them in accordance with their respective terms;
     4.3 The articles of incorporation or organization, bylaws, if any, or other charter documents of the Borrower Agent and each Borrower delivered to the Lender as a condition precedent to the effectiveness of the Credit Agreement are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
     4.4 The execution, delivery and performance of this Amendment will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower Agent and any Borrower, any provision of the Borrower Agent’s and each Borrower’s respective articles or certificate of incorporation, by-laws, if any, or other charter documents, or the provisions of any indenture, instrument or other written or oral agreement to which any Borrower is a party or is subject or by which the Borrower Agent and any Borrower or any of its property is bound, or conflict therewith or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on any of its property pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any Governmental Authority is required by or in respect of the Borrower Agent and the Borrowers to authorize or is required in connection with the execution, delivery and performance of or the enforceability of this Amendment; and
SECTION 5. Expenses. The Borrowers, jointly and severally, agree to pay to Lender upon demand, the amount of any and all out-of-pocket expenses, including the reasonable fees and expenses of its counsel, which Lender may incur in connection with the preparation, documentation, and negotiation of this Amendment and all related documents.
SECTION 6. Reaffirmation. The Borrower Agent and each Borrower hereby reaffirms its obligations under each Loan Document to which it is a party.

SECTION 7. Effectiveness. This Amendment will become effective as of the date hereof upon the execution and delivery of this Amendment, whether the same or different copies, by the Borrower Agent, each Borrower and Lender.
SECTION 8. Governing Law. This Amendment will be governed by and will be construed and enforced in accordance with the laws of the State of Missouri.
SECTION 9. Claims, Counterclaims, Defenses, Rights of Set-Off. The Borrower Agent and each Borrower hereby represents and warrants to the Lender that it has no knowledge of any facts what would support a claim, counterclaim, defense or right of set-off.
SECTION 10. Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts will be deemed an original of this Amendment.

Exhibit 10.34
     In Witness Whereof, the parties hereto have caused this Amendment to be executed as of the date first written above.

BORROWER AGENT:	EURONET WORLDWIDE, INC. a Delaware corporation
	By:	/s/ Rick Weller
		Name:	Rick Weller
		Title:	Executive Vice President and Chief Financial Officer

BORROWERS:	E-PAY HOLDINGS LIMITED a limited liability company incorporated in England and Wales
	By:	/s/ Jeff Newman
		Name:	Jeff Newman
		Title:	Director

DELTA EURONET GMBH. a German company with limited liability
	By:	/s/ Rick Weller
		Name:	Rick Weller
		Title:	Director

AGENT AND LENDER:	BANK OF AMERICA, N.A.
	By:	/s/ John P. Mills
		Name:	John P. Mills
		Title:	Vice President

Signature Page to Amendment No. 7 to Euro Credit Agreement